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                               THE AES CORPORATION

                                       AND

                       THE FIRST NATIONAL BANK OF CHICAGO

                                   as Trustee

                              --------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August _, 1998

                                       TO

                          JUNIOR SUBORDINATED INDENTURE

                           Dated as of August __, 1998

                              --------------------

                 ___% Convertible Junior Subordinated Debentures

                                    due 2005


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



     The First Supplemental INDENTURE, dated as of this [ ] day of August, 1998 (the "First Supplemental Indenture"), between THE AES CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter sometimes referred to as the "Company"), and THE FIRST NATIONAL BANK OF CHICAGO, a national banking association, as trustee (hereinafter sometimes referred to as the "Trustee") under the Junior Subordinated Indenture dated as of August __, 1998 between the Company and the Trustee (the "Indenture");

     WHEREAS, the Company executed and delivered the Indenture to the Trustee to provide for the future issuance of its junior subordinated securities (the "Debentures"), said Debentures to be issued from time to time in series as might be determined by the Company under the Indenture, in an unlimited aggregate principal amount which may be authenticated and delivered thereunder as in the Indenture provided; and

     WHEREAS, pursuant to the terms of the Indenture, the Company desires to provide for the establishment of a new series of its Debentures to be known as its [ ]% Convertible Junior Subordinated Debentures due 2005 (said series being hereinafter referred to as the "Series A Convertible Debentures"), the form and substance of such Series A Convertible Debentures and the terms, provisions and conditions thereof to be set forth as provided in the Indenture and this First Supplemental Indenture; and

     WHEREAS, the Company desires and has requested the Trustee to join with it in the execution and delivery of this First Supplemental Indenture, and all requirements necessary to make this First Supplemental Indenture a valid instrument, in accordance with its terms, and to make the Series A Convertible Debentures, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company have been performed and fulfilled, and the execution and delivery hereof have been in all respects duly authorized;

     NOW, THEREFORE, in consideration of the purchase and acceptance of the Series A Convertible Debentures by the holders thereof, and for the purpose of setting forth, as provided in the Indenture, the form and substance of the Series A Convertible Debentures and the terms, provisions and conditions thereof, the Company covenants and agrees with the Trustee as follows:

                                   ARTICLE ONE

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

     SECTION 1.1. TERMS DEFINED IN THE INDENTURE.

     Each capitalized term used not but defined in this First Supplemental Indenture shall have the meaning assigned to such term in the Indenture.

     SECTION 1.2. CERTAIN DEFINITIONS.

     The following  definitions are hereby added to the definitions contained in
Section 1.1 of the Indenture, but only with respect to the Series A Convertible Debentures issued in accordance with the provisions hereof:

     "Common Stock" means the Common Stock, $.01 par value, of the Company.

     "Repurchase Event" means the occurrence of a Change in Control or a Termination of Trading.

     "Senior Subordinated Debt" means Debt which is subordinated in right of payment only to Debt which is not subordinated and includes, without limitation, the Company's 8.375% Senior Subordinated Debentures due 2027, 8.50% Senior Subordinated Notes due 2007, 8.375% Senior Subordinated Notes due 2007 and 10.25% Senior Subordinated Notes due 2006.

     "Termination of Trading" occurs if the Common Stock (or if the Debentures are not then convertible into Common Stock, any other common stock into which the Debentures are then convertible) is neither listed for trading on a U.S. national securities exchange nor approved for trading on an established automated over-the-counter trading market in the United States.

     "Trading Date" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on the applicable securities exchange or in the applicable securities market.

     The following terms are defined in the places indicated:

                   Term                            Defined in Section
                   ----                            ------------------
                   Closing Price                           6.4
                   conversion price                        6.1
                   Current Market Price                    6.4
                   Purchased Shares                        6.4



                                   ARTICLE TWO

                       THE SERIES A CONVERTIBLE DEBENTURES


     SECTION 2.1. FORM.

     The Series A Convertible Debentures shall be substantially in the form of Exhibit A hereto, which is a part of this First Supplemental Indenture, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture and this First Supplemental Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such Series A Convertible Debentures, as evidenced by their execution of the Series A Convertible Debentures.

     The Series A Convertible Debentures will initially be issued as Registered Global Securities.

     The Company initially appoints The Depository Trust Company and the Trustee to act as Depositary and Securities Custodian, respectively, with respect to the Series A Convertible Debentures.

     The Company initially appoints the Trustee to act as Paying Agent and Registrar with respect to the Series A Convertible Debentures.

     SECTION 2.2. DESIGNATION AND AMOUNT.

     (a) The Series A Convertible Debentures shall be entitled the "___% Convertible Junior Subordinated Debentures due 2005" of the Company.

     (b) The  Trustee  shall  authenticate  and  deliver  Series  A  Convertible
Debentures for original issue in an aggregate principal amount of $[200,000,000]; provided, however, that in the event the Company sells any Series A Convertible

Debentures pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to the Underwriting Agreement dated August , 1998 between the Company, Smith Barney Inc., J.P. Morgan Securities, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and C.E. Unterberg, Towbin, then the Trustee shall authenticate and deliver Series A Convertible Debentures for original issue in an aggregate principal amount of $[200,000,000] plus up to $[30,000,000] aggregate principal amount of Series A Convertible Debentures sold pursuant to the Over-Allotment Option. The aggregate principal amount of Series A Convertible Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, subject to the proviso therein, except for Series A Convertible Debentures that may be authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Series A Convertible Debentures pursuant to Sections 2.7, 2.8, 2.10, 3.3 or 9.4 of the Indenture and Section 5.1 of this First Supplemental Indenture.

     (c) The Company may not issue new Debentures to replace Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Six.

     SECTION 2.3. INTEREST.

     Interest on the Series A Convertible Debentures shall be payable on the dates and in the manner provided for in the form of the Series A Convertible Debenture attached hereto as Exhibit A.

     SECTION 2.4. DENOMINATIONS.

     The Debentures shall be Registered Securities in denominations of $1,000 or any integral multiple thereof.

     SECTION 2.5. PLACE OF PAYMENT.

     The place of payment for the Series A Convertible Debentures shall be the Borough of Manhattan, The City of New York. So long as the Series A Convertible Debentures are in the form of Registered Global Securities, the Company agrees that payments of interest on, and any portion of the principal of, the Holder's Series A Convertible Debenture shall be made by the Paying Agent, upon receipt from the Company of immediately available funds, directly to the Depositary (by Federal funds wire transfer).

                                  ARTICLE THREE

                              DEFAULTS AND REMEDIES


     SECTION 3.1. ADDITIONAL EVENT OF DEFAULT.

     The following Event of Default is hereby added to Section 6.1 of the Indenture, but only with respect to the Series A Convertible Debentures issued in accordance with the provisions hereof:

          (8) the Company defaults in the delivery of shares of Common Stock (or cash in lieu of fractional interests in shares of Common Stock) in accordance with the terms hereof when such Common Stock or cash is required to be delivered upon conversion of a Series A Convertible Debenture and such default is not remedied for a period of 10 days.

                                  ARTICLE FOUR

           OPTIONAL REDEMPTION OF THE SERIES A CONVERTIBLE DEBENTURES


     SECTION 4.1. OPTIONAL REDEMPTION.

     The Series A Convertible Debentures may be redeemed at the election of the Company as provided by the terms of the Series A Convertible Debentures, as a whole or from time to time in part, at the times and at the Redemption Prices specified in the form of the Series A Convertible Debentures attached hereto as Exhibit A, together with any applicable accrued interest to the Redemption Date.

                                  ARTICLE FIVE

                       ADDITIONAL COVENANTS APPLICABLE TO
                         SERIES A CONVERTIBLE DEBENTURES


     SECTION 5.1. CHANGE OF CONTROL.

     (a) In the event of a Repurchase Event, each Holder of the Series A Convertible Debentures shall have, subject to Article 11 of the Indenture, the right, at such Holder's option, to require that the Company repurchase all or any part of such Holder's Series A Convertible Debentures at a repurchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase in accordance with this
Section 5.1.

     (b) Within 30 days following any Repurchase Event, the Company shall mail a notice to each Holder of the Series A Convertible Debentures at its last registered address with a copy to the Trustee stating:

          (1) that a Repurchase Event has occurred and that such Holder has the right to require the Company to repurchase such Holder's Series A Convertible Debentures at a repurchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of repurchase (the "Repurchase Offer");

          (2) the circumstances and relevant facts regarding such Repurchase Event (including information with respect to pro forma historical income, cash flow and capitalization after giving effect to such Repurchase Event);

          (3) the repurchase date (which shall be not earlier than 30 days or later than 60 days from the date such notice is mailed) (the "Repurchase Date");

          (4) that any Series A Convertible Debenture not tendered will continue to accrue interest;

          (5) that any Series A Convertible Debenture accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Repurchase Date;

          (6) that Holders electing to have a Series A Convertible Debenture purchased pursuant to a Repurchase Offer will be required to surrender the Series A Convertible Debenture, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Series A Convertible Debenture completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Repurchase Date;

          (7) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the third Business Day (or such shorter period as may be required by applicable law) preceding the Repurchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Series A Convertible Debentures the Holder delivered for purchase, and a statement that such Holder is withdrawing his election to have such Series A Convertible Debentures purchased; and

               (8) that Holders which elect to have their Series A Convertible Debentures purchased only in part will be issued new Series A Convertible Debentures in a principal amount equal to the unpurchased portion of the Series A Convertible Debenture surrendered.

               (c) On the Repurchase Date, the Company shall:

                    (i) accept for payment  Series A  Convertible  Debentures or portions thereof tendered pursuant to the Repurchase Offer;

                    (ii) deposit by 10:00 a.m., New York City time, with the Trustee money sufficient to pay the purchase price of all Series A Convertible Debentures or portions thereof so tendered; and

                    (iii) deliver or cause to be delivered to the Trustee Series
               A Convertible Debentures so accepted together with an Officers' Certificate identifying the Series A Convertible Debentures or portions thereof tendered to the Company.

     The Trustee shall promptly mail to the Holders of the Series A Convertible Debentures so accepted payment in an amount equal to the purchase price, and promptly authenticate and make available for delivery to such Holders a new Series A Convertible Debenture in a principal amount equal to any unpurchased portion of the Series A Convertible Debenture surrendered. The Company will publicly announce the results of the Repurchase Offer on or as soon as practicable after the Repurchase Date.

     The Company shall comply with all applicable tender offer rules under the Exchange Act, including, without limitation, Rules 13e-4 and 14e-1 under the Exchange Act, as then in effect with respect to any such Repurchase Offer.

     SECTION 5.2. LIMITATION ON ADDITIONAL TIERS OF JUNIOR SUBORDINATED DEBT.

     The Company will not incur or suffer to exist any Debt, other than Debt evidenced by the Series A Convertible Debentures, that is subordinated in right of payment to any Senior Subordinated Debt unless such Debt, by its terms or the terms of the instrument creating or evidencing it, is pari passu with, or subordinated in right of payment to, Series A Convertible Debentures.

                                   ARTICLE SIX

                            CONVERSION OF DEBENTURES

     The Series A Convertible Debentures shall be convertible into shares of Common Stock upon the following terms and conditions:


     SECTION 6.1. CONVERSION PRIVILEGE AND CONVERSION PRICE.

     Subject to and upon compliance with the provisions of this Article Six, at the option of the Holder thereof, any Series A Convertible Debentures or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted at the principal amount thereof, or of such portion thereof, into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on , 2005. In case Series A Convertible Debentures or a portion thereof is called for redemption at the election of the Company, such conversion right in respect of the Series A Convertible Debentures shall expire at the close of business on the second business day preceding the Redemption Date.

     The price at which shares of Common Stock shall be delivered upon conversion (herein called the "conversion price") shall be initially $ per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in this Article Six.

     SECTION 6.2. EXERCISE OF CONVERSION PRIVILEGE.

     In order to exercise the conversion privilege, the Holder of any Series A Convertible Debenture to be converted shall surrender such Series A Convertible Debenture, duly endorsed or assigned to the Company or in blank, at any office or agency of the Company maintained for that purpose pursuant to Section 4.2 of the Indenture, accompanied by written notice of conversion in the form provided on the Series A Convertible Debenture (or such other notice as is acceptable to the Company) at such office or agency that the Holder elects to convert such Series A Convertible Debenture or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted. Series A Convertible Debentures issued as Registered Global Securities will be converted in accordance with the standing instructions and procedures of the Depositary and its participants. Series A Convertible Debentures surrendered for conversion during the period from the close of business on any Regular Record Date through and including the next Interest Payment Date shall (except in the case of Series A Convertible Debentures or portions thereof which have been called for redemption on a Redemption Date occurring on or before such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Series A Convertible Debentures being surrendered for conversion. Subject to the provisions of Section 2.13 of the Indenture relating to the payment of defaulted interest by the Company, the interest payment with respect to a Series A Convertible Debenture called for redemption on a Redemption Date during the period from the close of business on any Regular Record Date through and including the next Interest Payment Date shall be payable on such Interest Payment Date to the Holder of such Series A Convertible Debenture at the close of business on such Regular Record Date notwithstanding the conversion of such Series A Convertible Debenture after such Regular Record Date and on or prior to such Interest Payment Date, and the Holder converting such Series A Convertible Debenture need not include a payment of such interest payment amount upon surrender of such Series A Convertible Debenture for conversion. Except as provided in the preceding sentence, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Series A Convertible Debentures surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

     Series A Convertible Debentures shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Series A Convertible Debentures for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Series A
Convertible Debentures as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 6.3.

     In the case of any Series A Convertible Debenture which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Series A Convertible Debenture or Series A Convertible Debentures of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Series A Convertible Debenture.

     SECTION 6.3. FRACTIONS OF SHARES.

     No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Debentures. If more than one Series A Convertible Debenture shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Series A Convertible Debentures (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Series A Convertible Debenture or Series A Convertible
Debentures (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction in an amount equal to such fraction multiplied by the Closing Price per share of Common Stock (consistent with Section 6.4(h) below) at the close of business on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

     SECTION 6.4. ADJUSTMENT OF CONVERSION PRICE.

     (a) In case the Company shall pay or make a dividend or other distribution on any class of capital stock of the Company in Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     (b) In case the Company shall issue rights, options or warrants to all holders of its Common Stock (not being available on an equivalent basis to Holders of the Series A Convertible Debentures upon conversion) entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall each be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of its capital stock or other assets (including securities, but excluding any rights, options or warrants referred to in paragraph (b) of this Section 6.4, any dividend or distribution paid exclusively in cash referred to in paragraph (e) of this
Section 6.4, any dividend or  distribution  referred to in paragraph (a) of this
Section 6.4 and any merger or consolidation to which Section 6.11 applies), the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price on the date fixed for such determination less the then fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee) of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution.

     (e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (excluding any cash that is distributed upon a merger or consolidation to which Section 5.1 of the Indenture applies or as part of a distribution referred to in paragraph (d) of this Section 6.4) in an aggregate amount that, combined together with (1) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to this paragraph (e) has been made, and
(2) the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) of consideration payable in respect of any tender offer by the Company or any of its Subsidiaries for all or any portion of the Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no adjustment pursuant to paragraph (f) of this Section 6.4 has been made, exceeds 15% of the product of the Current Market Price on the date for the determination of holders of shares of Common Stock entitled to receive such distribution times the number of shares of Common Stock outstanding on such date, then, and in each such case, immediately after the close of business on such date for determination, the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (i) the numerator of which shall be equal to the Current Market Price on the date fixed for such determination less an amount equal to the quotient of (x) the excess of such combined amount over such 15% and (y) the number of shares of Common Stock outstanding on such date for determination and (ii) the denominator of which shall be equal to the Current Market Price on such date for determination.

     (f) In case a tender offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender offer (as amended upon the expiration thereof) shall require the payment to stockholders (based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares (as defined below)) of an aggregate consideration having a fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) that combined together with
(1) the aggregate of the cash plus the fair market value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution), as of the expiration of such tender offer, of consideration payable in respect of any other tender offer, by the Company or any Subsidiary for all or any portion of the Common Stock expiring within the 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to this paragraph (f) has been made and (2) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash within 12 months preceding the expiration of such tender offer and in respect of which no adjustment pursuant to paragraph (e) of this
Section 6.4 has been made, exceeds 15% of the product of the Current Market Price as of the last time (the "Expiration Time") tenders could have been made pursuant to such tender offer (as it may be amended) times the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time, then, and in each such case, immediately prior to the opening of business on the day after the date of the Expiration Time, the conversion price shall be adjusted so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to close of business on the date of the Expiration Time by a fraction (i) the numerator of which shall be equal to
(A) the product of (I) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 6.4) on the date of the Expiration Time and (II) the number of shares of Common Stock outstanding (including any tendered shares) on the Expiration Time less (B) the amount of cash plus the fair market value (determined as aforesaid) of the aggregate consideration payable to stock-holders based on the acceptance (up to any maximum specified in the terms of the tender offer) of Purchased Shares, and (ii) the denominator of which shall be equal to the product of (A) the current market price per share of the Common Stock (determined as provided in paragraph (h) of this Section 6.4) as of the Expiration Time and (B) the number of shares of Common Stock outstanding (including any tendered shares) as of the Expiration Time less the number of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares").

     (g) The reclassification of Common Stock into securities including securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 6.11 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the date fixed for the determination of stockholders entitled to receive such distribution" and the "date fixed for such determination" within the meaning of paragraph (d) of this Section 6.4), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective" or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section 6.4).

     (h) For the purpose of any computation  under  paragraphs (b), (d), (e) and
(f) of this Section 6.4, the current market price per share of Common Stock (the "Current Market Price") on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex" date with respect to the issuance or distribution requiring such computation. The "Closing Price" for each Trading Day shall be the reported last sale price regular way or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case on the New York Stock Exchange or, if the Common Stock is not listed or admitted to trading on such Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on The Nasdaq National Market, or, if the Common Stock is not listed or admitted to trading on any national securities exchange or The Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose. For purposes of this paragraph, the term "'ex' date", when used with respect to any issuance or distribution, shall mean the first date on which the Common Stock trades regular way on such exchange or in such market without the right to receive such issuance or distribution.

     (i) No adjustment in the conversion price shall be required to be made until cumulative adjustments (plus any adjustments not previously made by reason of this paragraph (i)) amount to at least 1% of the conversion price, as last adjusted; provided, however, that any adjustments which by reason of this paragraph (i) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this paragraph
(i) shall be made to the nearest cent.

     (j) In addition to those required by paragraphs (a), (b), (c), (d), (e) and
(f) of this Section 6.4, the Company from time to time may make such reductions in the conversion price by any amount, (i) to the extent permitted by law for any period of at least 20 days, in which case the Company shall give 15 days notice of such decrease and (ii) to such extent as it considers to be advisable in order that any event treated for federal income tax purposes as a dividend of stock or stock rights will not be taxable to the holders of shares of Common Stock or, if that is not possible, to diminish any income taxes that are otherwise payable because of such event. The Company shall have the power to resolve any ambiguity or correct any error in this paragraph (j) and its actions in so doing shall be final and conclusive.

     SECTION 6.5. NOTICE OF ADJUSTMENTS OF CONVERSION PRICE.

     Whenever the conversion price is adjusted as herein provided:

          (a) the Company shall compute the adjusted conversion price in accordance with Section 6.4 and shall prepare a certificate signed by the Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of con-version of Series A Convertible Debentures pursuant to Section 4.2 of the Indenture; and

          (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders of Series A Convertible Debentures at their last addresses as they shall appear in the Security Register.


     SECTION 6.6. NOTICE OF CERTAIN CORPORATE ACTION.

     In case:

          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable otherwise than in cash out of its earned surplus; or

          (b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

          (e) the Company or any Subsidiary shall commence a tender offer for all or a portion of the Company's outstanding Common Stock (or shall amend any such tender offer);

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Series A Convertible Debentures pursuant to Section
4.2 of the Indenture, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation, winding up or tender offer is expected to become effective, and the date or dates as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, transfer, dissolution, liquidation, winding up or tender offer. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of the proceedings described in paragraphs (a) through (d) of this Section 6.6. If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

     SECTION 6.7. COMPANY TO RESERVE COMMON STOCK.

     The Company shall at all times reserve and keep available out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Series A Convertible Debentures, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Series A Convertible Debentures.

     SECTION 6.8. TAXES ON CONVERSIONS.

     The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Series A Convertible Debentures pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Series A Convertible Debenture or Series A Convertible Debentures to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

     SECTION 6.9. COVENANT AS TO COMMON STOCK.

     The Company covenants that all shares of Common Stock which may be issued upon conversion of Series A Convertible Debentures will upon issue be fully paid and nonassessable and, except as provided in Section 6.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

     SECTION 6.10. CANCELLATION OF CONVERTED SERIES A CONVERTIBLE DEBENTURES.

     All Series A Convertible Debentures delivered for conversion shall be delivered to the Trustee to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 2.11 of the Indenture.

     SECTION 6.11. PROVISIONS  IN CASE  OF  CONSOLIDATION,  MERGER  OR SALE OF
                   ASSETS.

     In case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any sale or transfer of all or substantially all of the assets of the Company, the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Series A Convertible Debenture then outstanding shall have the right thereafter, during the period such Series A Convertible Debenture shall be convertible as specified in Section 6.1, to convert such Series A Convertible Debenture only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by a holder of the number of shares of Common Stock of the Company into which such Series A Convertible Debenture might have been converted immediately prior to such consolidation, merger, sale or transfer, assuming such holder of Common Stock of the Company is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an Affiliate of a Constituent Person, and failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale or transfer by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Article Six the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale or transfer by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares. Such supple-mental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article Six. The above provisions of this Article Six shall similarly apply to successive consolidations, mergers, sales or transfers.

     SECTION 6.12. TRUSTEE'S DISCLAIMER.

     The Trustee has no duty to determine when an adjustment under this Article Six should be made, how it should be made or what it should be. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Series A Convertible Debentures. The Trustee shall not be responsible for the Company's failure to comply with this Article Six.

                                  ARTICLE SEVEN

                            MISCELLANEOUS PROVISIONS

     SECTION 7.1. RATIFICATION.

     The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed. This First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

     SECTION 7.2. COUNTERPARTS.

     This First Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

                                               THE AES CORPORATION

                                               By:
                                                  ----------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------

Attest:

By:
   ----------------------------
   Name:
        -----------------------
   Title:
         ----------------------

                                               THE FIRST NATIONAL BANK OF
                                                 CHICAGO, as Trustee

                                               By:
                                                  ----------------------------
                                                  Name:
                                                       -----------------------
                                                  Title:
                                                        ----------------------

Attest:

By:
   ----------------------------
   Name:
        -----------------------
   Title:
         ----------------------

                                                                       EXHIBIT A


                (FORM OF FACE OF SERIES A CONVERTIBLE DEBENTURE)

     [IF THE DEBENTURE IS TO BE A REGISTERED GLOBAL SECURITY, INSERT - This Series A Convertible Debenture is a Registered Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee of a Depositary. This Series A Convertible Debenture is exchangeable for Series A Convertible Debentures registered in the name of a person other than the Depositary or its nominee only in the limited circumstances described in the Indenture, and no transfer of this Series A Convertible Debenture (other than a transfer of this Series A Convertible Debenture as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary) may be registered except in limited circumstances.

     Unless this Series A Convertible Debenture is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New
York) to the issuer or its agent for registration of transfer, exchange or payment, and any Series A Convertible Debenture issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment hereon is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY A PERSON IS WRONGFUL since the registered owner hereof, Cede Co., has an interest herein.]

No. [ ]                     $                                 CUSIP NO.:


              % CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2005

               THE AES CORPORATION  promises to pay to [ ] or registered assigns
               the principal sum of[ ] Dollars on August    , 2005.


Interest Payment Dates:   , and at maturity

Record  Dates:           or         ,  as the case may be, next  preceding  such
Interest Payment Date

                                                  By:
                                                     ---------------------------
                                                       Authorized Signature

                                                  By:
                                                     ---------------------------
                                                       Authorized Signature


Dated:

Certificate of Authentication

     This is one of the      %  Convertible Junior  Subordinated  Debentures due
2005 referred to in the within-mentioned Indenture.

                                                The Bank of New York, as Trustee

                                                By:
                                                   -----------------------------
                                                     Authorized Signatory

               [FORM OF REVERSE OF SERIES A CONVERTIBLE DEBENTURE]

                               THE AES CORPORATION


              % CONVERTIBLE JUNIOR SUBORDINATED DEBENTURE DUE 2005


     1. Interest. THE AES CORPORATION, a Delaware corporation (the "Company," which definition shall include any successor thereto in accordance with the Indenture (as defined below)), promises to pay, until the principal hereof is paid or made available for payment, interest on the principal amount set forth on the reverse side hereof at a rate of % per annum. Interest on the Series A Convertible Debentures will accrue from and including the most recent date to which interest has been paid or, if no interest has been paid, from August , 1998 through but excluding the date on which interest is paid. Interest shall be payable in arrears on , and at the stated maturity (each an "Interest Payment Date"), commencing , 1999. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

     2. Method of Payment. The Company will pay interest on the Series A Convertible Debentures (except defaulted interest) to the Persons who are registered Holders of Series A Convertible Debentures at the close of business
on            and            next preceding the Interest  Payment Date.  Holders
must surrender Series A Convertible Debentures to a Paying Agent to collect principal payments. The Company will pay principal, premium, if any, and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. At the Company's option, interest may be paid by check mailed to the registered address of the Holder of this Series A Convertible Debenture.

     3. Paying Agent and Registrar. Initially, The First National Bank of Chicago (the "Trustee") will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice.

     4. Indenture.  The Company issued the Series A Convertible Debentures under
an Indenture  dated as of August     ,  1998 be-
tween the Company and the Trustee as supplemented by the first Supplemental Indenture dated as of August , 1998 between the Company and the Trustee (said Indenture, as so supplemented, the "Indenture"). This Series A Convertible
Debenture is one of an issue of Securities of the Company issued under the Indenture. The terms of the Series A Convertible Debentures include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code ss.ss. 77aaa-77bbbb) as amended from time to time. The Series A Convertible Debentures are subject to all such terms, and Series A Convertible Debentureholders are referred to the Indenture and such Act for a statement of them. Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture. The Series A Convertible Debentures are general unsecured obligations of the Company subordinated in right of payment to all [Senior Indebtedness] of the Company, limited in aggregate principal amount to [$200,000,000]; provided, however, that in the event the Company sells any Series A Convertible Debentures pursuant to the over-allotment option (the "Over-Allotment Option") granted pursuant to the Underwriting Agreement dated August , 1998 between the Company, Smith Barney Inc., J.P. Morgan Securities, Inc., Donaldson, Lufkin & Jenrette Securities Corporation, Morgan Stanley & Co. Incorporated, PaineWebber Incorporated and C.E. Unterberg, Towbin, then the Trustee shall authenticate and deliver Series A Convertible Debentures for original issue in an aggregate principal amount of $[200,000,000] plus up to $[30,000,000] aggregate principal amount of Series A Convertible Debentures sold pursuant to the Over-Allotment Option. The Indenture limits the ability of the Company and its Subsidiaries to incur additional tiers of junior subordinated Debt.

     5. Optional Redemption. The Series A Convertible Debentures are subject to redemption, at the Company's option, in whole or from time to time in part, at any time on or after August , 2001, upon not less than 30 nor more than 60 days' notice mailed to each holder of Series A Convertible Debentures to be redeemed at its address appearing in the Securities Register and prior to maturity at the following Redemption Prices (expressed as percentages of the principal amount) plus accrued interest to the Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due or on Interest Payment Date that is on or prior to the Redemption Date).

     If redeemed during the 12-month period beginning August in the year indicated, the Redemption Price shall be:

             Year                                 Redemption
             ----                                   Price
                                                    -----

             2001...............................              %
             2002...............................              %
             2003...............................              %

and  after  August       ,  2004  at a  Redemption  Price  equal  to 100% of the
principal amount.

     6. Mandatory Redemption. No sinking fund is provided for the Series A Convertible Debentures.

     7. Conversion. Subject to the next two succeeding sentences, a Holder of a Series A Convertible Debenture may convert it into Common Stock of the Company at any time before the close of business on August , 2005; provided, however, that if a Series A Convertible Debenture is called for redemption, the Holder may convert it at any time before the close of business on the Redemption Date. A Series A Convertible Debenture in respect of which a Holder is exercising such Holder's option to require the Company to purchase such Series A Convertible Debenture upon a Repurchase Event may be converted only if the notice of exercise is withdrawn in accordance with the terms of the Indenture.

     The initial conversion price is per share of Common Stock, subject to adjustment in certain events described in the Indenture. The Company will deliver cash or a check in lieu of any fractional share of Common Stock.

     To convert a Series A Convertible Debenture a Holder must (i) complete and manually sign the conversion notice on the back of the Series A Convertible Debenture or complete and manually sign a facsimile of such notice to the Conversion Agent (or the office or agency referred to in Section of the First Supplemental Indenture) or, if applicable, complete and deliver to The Depository Trust Company ("DTC" or the "Depositary," which term includes any successor thereto) the appropriate instruction form for conversion pursuant to the Depository's book-entry conversion program, (ii) surrender the Series A Convertible Debenture to a Conversion Agent by physical or book-entry delivery (which is not necessary in the case of conversion pursuant to the Depositary's book-entry conversion program), (iii) furnish appropriate endorsements and transfer documents if required by the Conversion Agent, the Company or the Trustee and (iv) pay any transfer or similar tax, if required. Book-entry delivery of a Series A Convertible Debenture to the Conversion Agent may be made by any financial institution that is a participant in the Depositary; conversion through the Depositary's book-entry conversion program is available for any Series A Convertible Debenture that is held in an account maintained at the Depositary by any such participant.

     A Holder may convert a portion of a Series A Convertible Debenture if the portion is $1,000 or an integral multiple of $1,000. No payment or adjustment will be made for dividends on the Common Stock, except as provided in the Indenture.

     The conversion price will be subject to adjustment upon the occurrence of any of the following events: (i) the subdivision, combination or reclassification of outstanding shares of Common Stock; (ii) the payment in shares of Common Stock of a dividend or distribution on any class of capital stock of the Company; (iii) the issuance of rights or warrants to all holders of Common Stock entitling them to acquire shares of Common Stock at a price per share less than the Current Market Price; (iv) the distribution to all holders of Common Stock of shares of capital stock other than Common Stock, evidences of indebtedness, cash and dividends, distributions, rights and warrants referred to above); (v) a distribution consisting exclusively of cash (excluding any cash distributions referred to in (iv) above) to all holders of Common Stock in an aggregate amount that, together with (A) all other cash distributions (excluding any cash distributions referred to in (iv) above) made within the 12 months preceding such distribution and (B) any cash and the fair market value of other consideration payable in respect of any tender offer by the Company or a subsidiary of the Company for the Common Stock consummated within the 12 months preceding such distribution, exceeds 15% of the Company's market capitalization (determined as provided in the Indenture) on the date fixed for determining the stockholders entitled to such distribution; and (vi) the consummation of a tender offer made by the Company or any subsidiary of the Company for the Common Stock which involves an aggregate consideration that, together with (X) any cash and other consideration payable in respect of any respect of any tender offer by the Company or a subsidiary of the Company for the Common Stock consummated with the 12 months preceding the consummation of such tender offer and (Y) the aggregate amount of all cash distributions (excluding any cash distributions referred to in (iv) above) to all holders of the Common Stock within the 12 months preceding the consummation of such tender offer, exceeds 15% of the Company's market capital capitalization at the date of consummation of such tender offer. No adjustment of the conversion price will be required to be made until cumulative adjustments amount to at least one percent of the conversion price, as last adjusted. Any adjustment that would otherwise be required to be made shall be carried forward and taken into account in any subsequent adjustment.

     If the Company is a party to a consolidation or merger of the type specified in the Indenture, or certain transfers of all or substantially all of its assets to another Person, or in certain other circumstances described in the Indenture the right to convert a Series A Convertible Debenture into Common Stock may be changed into a right to convert it into the kind and amount of securities, cash or other assets that the Holder would have received if the Holder had converted such Holder's Series A Convertible Debentures immediately prior to such transaction.

     8. Offers to Purchase. The Indenture provides upon the occurrence of a Repurchase Event and subject to further limitations contained therein, the Company shall make an offer to purchase the Series A Convertible Debentures in accordance with the procedures set forth in the Indenture.

     9. Denominations, Transfer, Exchange. The Series A Convertible Debentures are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. A Holder may transfer or exchange Series A Convertible Debentures in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay to it any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Series A Convertible Debenture or portion of a Series A Convertible Debenture selected for redemption, or transfer or exchange any Series A Convertible Debentures for a period of 15 days before selection of such Series A Convertible Debentures to be redeemed.

     10. Persons Deemed Owners. The registered holder of a Series A Convertible Debenture may be treated as the owner of it for all purposes.

     11. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay the money back to the Company at its written request. After that, Holders entitled to the money must look to the Company for payment as general creditors unless an "abandoned property" law designates another Person.

     12. Amendment, Supplement, Waiver. The Company and the Trustee may, without the consent of the holders of any outstanding Series A Convertible Debentures, amend, waive or supplement the Indenture or the Series A Convertible Debentures for certain specified purposes, including, among other things, curing ambiguities, defects or inconsistencies, maintaining the qualification of the Indenture under the Trust Indenture Act of 1939 or making any other change that does not adversely affect the rights of any Holder. Other amendments and modifications of the Indenture or the Series A Convertible Debentures may be made by the Company and the Trustee with the consent of the Holders of not less than a majority of the aggregate principal amount of the outstanding Series A Convertible Debentures, subject to certain exceptions requiring the consent of the Holders of the particular Series A Convertible Debentures to be affected.

     13. Successor Corporation. When a successor corporation assumes all the obligations of its predecessor under the Series A Convertible Debentures and the Indenture and the transaction complies with the terms of Article 5 of the Indenture, the predecessor corporation, subject to certain exceptions, will be released from those obligations.

     14. Defaults and Remedies. Events of Default are set forth in the Indenture. Subject to certain limitations in the Indenture, if an Event of Default (other than an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company) occurs and is continuing, then the holders of not less than 25% in aggregate principal amount of the outstanding Series A Convertible Debentures may, or the Trustee may, declare the principal of, premium, if any, plus accrued interest, if any, to be due and payable immediately. If an Event of Default specified in Section 6.1(d) or (e) of the Indenture with respect to the Company occurs and is continuing, the principal of, premium, if any, and accrued interest on all of the Series A Convertible Debentures shall ipso facto become and be immediately due and payable subject to the prior payment in full of [Senior Indebtedness] without any declaration or other act on the part of the Trustee or any Holder. Series A Convertible
Debentureholders may not enforce the Indenture or the Series A Convertible Debentures except as provided in the Indenture. The Trustee may require indemnity rea-sonably satisfactory to it before it enforces the Indenture or the Series A Convertible Debentures. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Series A Convertible Debentures may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Series A Convertible Debentureholders notice of any continuing default (except a default in payment of principal or interest or a failure to comply with Article V of the Indenture) if it determines in good faith that withholding notice is in their interests. The Company must furnish an annual compliance certificate to the Trustee.

     15. Trustee Dealings with Company. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee, stockholder or beneficiary, as such, of the Company shall not have any liability for any obligations of the Company under the Series A Convertible Debentures or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Series A Convertible Debentureholder by accepting a Series A Convertible Debenture waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Series A Convertible Debentures.

     17. Defeasance. The Indenture contains provisions (which provisions apply to this Series A Convertible Debenture) for defeasance at any time of (a) the entire indebtedness of the Company in respect of this Series A Convertible Debenture and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance by the Company with certain conditions set forth therein.

     18. Authentication. This Series A Convertible Debenture shall not be valid until the Trustee signs the certificate of authentication on the other side of this Series A Convertible Debenture.

     19. Abbreviations. Customary abbreviations may be used in the name of a Series A Convertible Debentureholder or an assignee, such as: TEN COM (= tenants in common), TENANT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

     20. Subordination. The Company's payment of principal of, premium, if any, and interest on the Series A Convertible Debentures is subordinated in right of payment, to the extent and in the manner provided in Article 11 of the Indenture, to the prior payment in full of the [Senior Indebtedness] of the Company. Each Holder of the Series A Convertible Debentures, by his acceptance hereof, covenants and agrees that all payments of the principal of, premium, if any, and interest on the Series A Convertible Debentures by the Company shall be subordinated in accordance with the provisions of Article 11 of the Indenture, and each Holder accepts and agrees to be bound by such provisions.

     21. GOVERNING LAW. THE INDENTURE AND THIS SERIES A CONVERTIBLE DEBENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

     The Company will furnish to any Series A Convertible Debentureholder upon written request and without charge a copy of the Indenture. Requests may be made to:

     THE AES CORPORATION
     1001 North 19th Street, Suite 2000
     Arlington, Virginia  22209
     Telephone: (703) 522-1315
     Telecopy:  (703) 528-4510

     Attention: General Counsel

                                 ASSIGNMENT FORM

If you the holder want to assign this Series A Convertible Debenture, fill in the form below and have your signature guaranteed:

     I or we  assign  and  transfer  this  Series  A  Convertible  Debenture  to
--------------------------------------------------------------------------------
------------------------------------------------------------  (Insert assignee's
social       security       or       tax       ID       number)_________________
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(Print or type assignee's name, address and zip code) and irrevocably appoint ____________________ agent to transfer this Series A Convertible Debenture on the books of the Company. The agent may substitute another to act for him.

--------------------------------------------------------------------------------

Date:                               Your signature:
                                                   -----------------------------
                                                   (Sign  exactly  as your  name
                                                   appears  on the other side of
                                                   this  Series  A   Convertible
                                                   Debenture)

Signature Guarantee:___________________________________________

Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

     If you wish to have this Series A Convertible Debenture purchased by the Company upon the occurrence of a Repurchase Event, check the Box: [ ]

     If you wish to have a portion of this Series A Convertible Debenture purchased by the Company upon the occurrence of a Repurchase Event, state the amount: $

Date:__________            Your Signature:__________________

(Sign exactly as your name appears on the other side of this Series A Convertible Debenture)

     Signature Guarantee:_______________________

     Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

                                CONVERSION NOTICE

     The undersigned owner of this Series A Convertible Debenture hereby irrevocably exercises the option to convert this Series A Convertible Debenture, or the portion below designated, into Common Stock of THE AES CORPORATION, in accordance with the terms of the Indenture referred to in this Series A Convertible Debenture, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for fractional shares, be issued in the name of and delivered to the undersigned, unless a different name has been indicated in the assignment below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.

Date:  __________, ____

in whole Portions of Series A Convertible Debenture to be converted ($1,000 or integral multiples thereof): $


                                   Signature (for conversion only)

                                   Please Print or Typewrite Name and Address, Including Zip Code, and Social Security or Other Identifying Number

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------
                                   Signature Guarantee:*
                                                        ------------------------

----------
* Signature must be guaranteed by an "eligible Guarantor institution" that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Conversion Agent, which requirements include membership of participation in the Securities Transfer Agents Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Conversion Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.